UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2016

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2016, we entered into subscription agreements with Joshua R. Disbrow, our Chief Executive Officer, and Jarrett T. Disbrow, our Chief Operating Officer, pursuant to which each officer agreed to purchase 153,846 shares of our common stock at a price of $0.65 per share. The stock sales were consummated the same day, resulting in gross proceeds to the company of $199,999.80.

The form of subscription agreement entered into by our officers is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the subscription agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

The shares of common stock were sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and Regulation D promulgated thereunder.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, during July and August of 2015 we sold convertible promissory notes in the aggregate principal amount of $5,175,000 to certain institutional and high net worth individual investors. The notes have both automatic and optional conversion features. The sales of common stock described in Item 1.01 of this Current Report have triggered our obligation to notify the noteholders of such sales and a resulting conversion option of the noteholders under the notes.

The mandatory conversion feature of the notes provides that a holder of notes will be obligated to convert on the terms of our next public offering of our stock resulting in proceeds to us of at least $5,000,000 in gross proceeds (excluding indebtedness converted in such financing) prior to the maturity date of the notes, referred to as a Qualified Financing. The principal and accrued interest under the notes will automatically convert into a number of shares of such equity securities of our company sold in such financing equal to 120% of the principal and accrued interest under such note divided by the lesser of (i) the lowest price paid by an investor in such Qualified Financing or (ii) $4.63. Our sales of common stock on January 20, 2016 do not constitute a Qualified Financing.

However, in the event that we sell equity securities to investors at any time while the notes are outstanding in a financing transaction that is not a Qualified Financing, then the noteholders have the option, but not the obligation, to convert in whole the outstanding principal and accrued interest as of the closing of such financing into a number of shares of our capital stock in an amount equal to 120% of the number of such shares calculated by dividing the outstanding principal and accrued interest by the lesser of (a) the lowest cash price per share paid by purchasers of shares in such financing, or (b) $4.63. As a result of our sales of common stock on January 20, 2016, we are obligated to provide notice to the above-referenced noteholders of such stock sales. In accordance with the convertible note’s terms, for a period of ten (10) business days following receipt of our notice, noteholders have the option to convert their entire note balance (inclusive of accrued but unpaid interest) into a number of shares of our common stock equal to 120% of the number of shares calculated by dividing such note balance by $0.65, which was the per share purchase price paid in the equity financing described under Item 1.01 of the Current Report.

Noteholders are urged to consult their professional and financial advisors in making a determination of whether to exercise the conversion option, and neither the notice to noteholders nor anything contained herein should be construed as a recommendation by the company regarding the noteholder’s election option.

The form of convertible promissory note is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the notes is not complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description of Exhibit
4.1	Form of Convertible Note (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 24, 2015).

10.1	Form of Subscription Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2016	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
Name: Gregory A. Gould
Title: Chief Financial Officer